ALLEGHENY ENERGY SOLUTIONS, INC.
                                      BALANCE SHEET
                                      As of September 30, 1999


Assets
Property, Plant and Equipment:
   At Original Cost                                             $0

Current assets:
   Cash                                                    158,276
   Accounts Receivable:
        Electric Service                                         0
        Other                                            2,093,696
        Allowance for Uncollectibles                       (28,929)
   Accounts Receivable - Affiliates                         30,442
   Prepaid Taxes                                           118,134
                                                         2,371,620
Deferred charges:
   Other                                                    29,849

          Total Assets                                  $2,401,469


Capitalization and Liabilities
Capitalization:
   Common stock                                             $1,000
   Other paid-in capital                                 5,342,768
   Retained earnings                                    (3,525,718)
                                                         1,818,049
Current liabilities:
   Short - Term Debt                                             0
   Accounts payable - Affiliated                            14,190
   Accounts payable - Other                                  7,055
  Taxes accrued:
        Other                                              149,129
   Other                                                    41,758
                                                           212,132
Deferred credit and liabilities
   Other                                                   371,287

          Total Capitalization and Liabilities          $2,401,469

                                      Unaudited
















         U:\ASSTACCT\rgreath\[R58-0399.XLW]Balance         05/18/99